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                                                                   Exhibit T3A-5

                          CERTIFICATE OF INCORPORATION

                                       OF

                     OGDEN YORKSHIRE WATER OF BESSEMEN, INC.

                                    * * * * *

1.       The name of the corporation is Ogden Yorkshire Water of Bessemen, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollars and No Cents ($1.00), amounting in the aggregate to One Hundred Dollars and No Cents ($100.00).

5.       The name and mailing address of the sole incorporator is as follows

NAME                                                 MAILING ADDRESS
Kathy Widdoes                                        Corporation Trust Center
                                                     1209 Orange Street
                                                     Wilmington, Delaware 19801

6.       The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of thc State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this Twentieth day of October, 1995.

                                                     /s/ Kathy Widdoes
                                                     ---------------------------
                                                     Kathy Widdoes
                                                     Sole Incorporator

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                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                   OF OGDEN YORKSHIRE WATER OF BESSEMEN, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON OCTOBER 27, 1995

         Ogden Yorkshire Water of Bessemen. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.       The name of the corporation is Ogden Yorkshire Water of Bessemen, Inc.

2. That a Certificate of Ogden Yorkshire Water of Bessemen, Inc. was filed by the Secretary of State of Delaware on October 27, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: Name was incorrectly set forth in the heading and Article 1.

4. The Heading and Article 1 of the Certificate are corrected to read as follows:

                          CERTIFICATE OF INCORPORATION

                                       OF

                     OGDEN YORKSHIRE WATER OF BESSEMER, INC.

         1. The name of the corporation is Ogden Yorkshire Water of Bessemer, Inc.

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         IN WITNESS WHEREOF, said Ogden Yorkshire Water of Bessemen, Inc. has caused this Certificate to be signed by Jeffrey R. Horowitz its Secretary this Thirty-First day of October, 1995.

                                      Ogden Yorkshire Water of Bessemen, Inc.

                                      By: /s/ Jeffrey R. Horowitz
                                      ------------------------------------------
                                      Jeffrey R. Horowitz, Secretary

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1.       The name of the corporation (hereinafter called the "corporation") is

                     OGDEN YORKSHIRE WATER OF BESSEMER, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/15, 1996

                                                      /s/ Patricia Collins
                                                      --------------------------
                                                      Authorized Officer

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                     OGDEN YORKSHIRE WATER OF BESSEMER, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Ogden Yorkshire Water of Bessemer, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

         "The name of the corporation is Ogden Water Systems of Bessemer, Inc.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on July 6, 2000.

                                             /s/ Jeffrey R. Horowitz
                                             -----------------------------------
                                             Jeffrey R. Horowitz, Secretary

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                      OGDEN WATER SYSTEMS OF BESSEMER, INC.

         It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN WATER SYSTEMS OF BESSEMER, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA BESSEMER, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.

                                                   /s/ Patricia Collins
                                                   -----------------------------
                                                   Name: Patricia Collins
                                                   Title: Asst. Secretary